Exhibit 10.5

April 27, 2010

VIA HAND DELIVERY

Ronald J. Masciantonio

848 Jason Drive

Bensalem, PA 19020

Re:	Executive Employment Agreement dated as of July 16, 2009 (the “Agreement”)

    by and between Destination Maternity Corporation (the “Company”) and

    Ronald J. Masciantonio (“Executive” or “you”).

Dear Ron:

Reference is hereby made to the above referenced Agreement. Effective as of the date of this letter, each of the Company and you agree to the following modifications to the Agreement:

(1)	Section 2 of the Agreement is hereby amended to provide that your title is hereby changed to “Senior Vice President & General Counsel.”

(2)	Section 4.1 of the Agreement is hereby amended to provide that your annual Base Salary rate is hereby increased to $275,000.

(3)	Section 4.2.1 of the Agreement is hereby amended to provide that the target amount of your annual bonus is hereby changed to 40% of your Base Salary.

All terms of the Agreement, except as expressly modified by this letter agreement, are hereby acknowledged and ratified.

If you are in agreement with the terms of this letter agreement, please execute and return a fully executed copy of this letter agreement to me.

Regards,

/s/ Edward M. Krell
Edward M. Krell
Chief Executive Officer

AGREED AND ACKNOWLEDGED:

/s/ Ronald J. Masciantonio
Ronald J. Masciantonio
Date: April 27, 2010